Exhibit 99

MEREDITH REPORTS FISCAL 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Operating Cash Flows Grew 33 percent to $124 Million in Fourth Quarter
Sequential Improvement in Digital & Broadcast Advertising in Fourth Quarter
Strong Consumer Engagement Metrics Continued Across Brands

DES MOINES, IA (August 13, 2020) – Meredith Corporation (NYSE: MDP; Meredith.com) today reported fiscal 2020 fourth quarter and full year results.
Summary fiscal 2020 fourth quarter and full year results compared to the prior year periods:

	Three Months		Twelve Months
Periods ended June 30, 2020	Results	Variance from Prior Year	Results	Variance from Prior Year
(In millions)
Total revenues	$611.2	(22)%	$2,848.6	(11)%

Earnings (loss) from continuing operations	6.2	n/m	(209.0)	n/m
Net special items ¹	5.9	n/m	357.5	n/m
Earnings from continuing operations before special items [2]	12.1	(79)%	148.5	(33)%
Adjusted EBITDA ²	80.0	(53)%	548.2	(22)%
Net cash provided by operating activities	123.6	33%	306.6	25%
Free cash flow ²	113.8	52%	251.2	26%
n/m - Not meaningful
1	Special items primarily consist of integration and restructuring costs for the three months ended June 30, 2020; and non-cash impairments of goodwill, intangible and lease-related assets for the twelve months ended June 30, 2020.
2	See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.

“We took important steps in fiscal 2020 to strengthen Meredith’s competitive position over the long-term, including accelerating our digital businesses and capabilities; strengthening our market-leading portfolio of brands; and growing our connection to more than 190 million consumers who interact with our brands,” said Meredith President and Chief Executive Officer Tom Harty. “While the COVID-19 pandemic continues to materially impact our business, we saw continued strong consumer engagement along with improvement in advertising revenue performance during the course of the fourth quarter, particularly for our digital and broadcast properties. Additionally, we continue to take proactive action to maximize free cash flow, ensure ample liquidity, and enhance our financial flexibility.

“Looking ahead, we believe our strong brands and audience reach – which includes nearly 95 percent of American women, 155 million unique monthly digital visitors, and a paid subscription base of 36 million consumers – positions us to enhance the value we deliver to our advertising and marketing partners and continue growing our consumer connection,” Harty concluded.

Financial Results Most Impacted by COVID-19, Strategic Portfolio Changes and Political Advertising

Fiscal 2020 fourth quarter revenues were $611 million, a decline of 22 percent from the prior year period, due primarily to (1) COVID-19 related advertising cancellations and delays that reduced revenues by an estimated $136 million; and (2) Previously announced magazine portfolio adjustments designed to improve profitability that reduced advertising and consumer related revenues by approximately $40 million.

Fiscal 2020 fourth quarter earnings from continuing operations was $6 million, compared to a loss of $4 million in the prior year period. Fiscal 2020 fourth quarter adjusted EBITDA was $80 million, compared to $169 million in the prior year period, primarily due to COVID-19-related declines in advertising. In spite of lower revenue and earnings, cash flow from operations was a strong $124 million in the fiscal 2020 fourth quarter, up 33 percent from the prior year period.

Fiscal 2020 full year revenues were $2.8 billion, a decline of 11 percent from the prior year due primarily to (1) COVID-19 related advertising cancellations and delays, and impact to consumer related activities that reduced revenues by an estimated $154 million; (2) Previously announced magazine portfolio adjustments of approximately $126 million; and (3) $79 million lower political advertising revenues in Meredith’s Local Media Group, as expected in a non-political year. These declines were partially offset by $31 million retransmission growth.

Fiscal 2020 full year loss from continuing operations was $209 million, compared to earnings from continuing operations of $129 million in the prior year, due primarily to non-cash impairments of goodwill, intangible, and lease-related assets. Fiscal 2020 adjusted EBITDA was $548 million, compared to $706 million in the prior year, due primarily to COVID-19-related declines in advertising along with lower political advertising revenues, as expected in a non-political cycle. In spite of lower revenue and earnings, cash flow from operations was $307 million in fiscal 2020, up 25 percent from the prior year period.

Strong Cash Flow Drives Improving Liquidity

With fiscal 2020 fourth quarter cash flow from operations of $124 million, Meredith had cash and cash equivalents of $132 million as of June 30, 2020, and zero drawn on its $350 million revolving credit facility, reflecting repayment of $35 million since March 31, 2020.

Meredith continued taking proactive steps to maximize its cash flow, ensure ample liquidity, and enhance financial flexibility. In the fourth quarter of fiscal 2020, these included refinancing its preferred equity to lower its cost of capital; amending its revolving credit facility to increase the consolidated net leverage ratio in its financial covenants to 6.0x through March 31, 2021; and practicing aggressive cash and cost conservation measures such as pausing its common stock dividend, temporarily reducing pay for the 60 percent of its highest-paid employees, and reducing capital expenditures and other expenses.

Consumer Engagement Metrics Strong Across National and Local Media Groups

Consumer related revenues accounted for 54 percent of Meredith’s fiscal 2020 fourth quarter revenues. Most consumer related revenues are contractually based – including magazine subscriptions, retransmission fees and brand licensing agreements.
Meredith’s portfolio of national media brands – including industry leading PEOPLE, Allrecipes and Better Homes & Gardens – collectively serve more than 120 million, or nearly 95 percent, of American women with trusted information and inspiration and lead in the important categories of entertainment, food, lifestyle, parenting and home. Most of Meredith’s local media brands – located in large, fast-growing markets such as Phoenix, Portland and Las Vegas – are consistently ranked No. 1 or No. 2 in news viewership in their markets. Collectively, Meredith stations produce 745 hours of local news, information and programming each week.
Meredith experienced increases in consumer metrics across its media platforms during the fourth quarter of fiscal 2020, particularly its brands focused on food, health, home, and local news and other programming. Of note:
•Total visits to Meredith’s National Media Group sites grew 14 percent in the fourth quarter of fiscal 2020 compared to the prior year period, according to Comscore. Growth was driven by strong performance at Allrecipes, SHAPE and Martha Stewart. Traffic to Meredith’s Local Media Group sites grew 20 percent.
•Revenues grew 8 percent from licensing and digital and other consumer driven activities, due primarily to increases in royalties from Apple News+, ecommerce product sales and lead generation referrals.

•Viewership rose across Meredith’s broadcast television portfolio. Meredith’s May ratings for evening newscasts were up approximately 25 percent from a year ago, highlighting growing consumer interest in local news during the COVID-19 crisis.
•Meredith continues to see stronger performance in direct-to-publisher magazine subscription solicitation channels, which drive high lifetime subscriber value. This includes strong performance across recent direct mail campaigns as well as conversion rates higher than historical norms via digital and partner networks.
“Meredith’s strength lies with our brand depth and consumer reach, which have stood the test of time and have become even more relevant as consumers seek high quality content they can trust,” said Harty. “While the current business environment is challenging, I am confident the strength and resilience of our portfolio of brands and businesses, and their strong engagement with tens of millions of consumers, will generate growth over the long term.”

CONFERENCE CALL PRESENTATION SLIDES AND WEBCAST

Meredith has posted a presentation containing further detail on fiscal 2020 fourth quarter and full year results to the investor relations section of Meredith.com. Access to that presentation is here. Additionally, Meredith will host a conference call on August 13, 2020, at 8:30 a.m. EDT to discuss fiscal 2020 fourth quarter and full year results. A webcast will be accessible to the public on the Company’s website, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at Meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results are common supplemental measures of performance used by investors and financial analysts.

Management believes that free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results provide additional analytical tools. Free cash flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings (loss) from continuing operations and operating profit (loss). Adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Comparable results remove the impact of portfolio changes in our magazine business to facilitate year-over-year comparisons. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures.

Results before special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid to further understand Meredith’s current performance, performance trends and financial condition. Reconciliations of GAAP to non-GAAP measures are attached to this press release and available at Meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the impact of the COVID-19 pandemic on the Company’s business, the Company’s position to enhance value and continue to grow its consumer connection, and growth over the long term. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all; the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the Company’s ability to comply with the terms of its debt financing; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as the risk factors set forth in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2020, all of which are available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation has been committed to service journalism for 118 years. Today, Meredith uses multiple distribution platforms – including broadcast television, print, digital, mobile and video – to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group brands serve more than 190 million unduplicated American consumers, including 120 million women and 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith’s leading national brands include PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living and Martha Stewart Living. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the Company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets – including Atlanta, Phoenix, St. Louis and Portland – and 13 in the Top 50. Meredith's stations produce 745 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Loss) (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2020	2019	2020	2019
(In millions except per share data)
Revenues
Advertising related	$260.0	$400.8	$1,399.0	$1,686.6
Consumer related	331.1	355.9	1,348.7	1,416.8
Other	20.1	28.9	100.9	85.1
Total revenues	611.2	785.6	2,848.6	3,188.5
Operating expenses
Production, distribution, and editorial	236.4	279.7	1,047.6	1,161.2
Selling, general, and administrative	295.7	344.0	1,259.1	1,350.0
Acquisition, disposition, and restructuring related activities	6.7	39.3	26.8	100.9
Depreciation and amortization	49.3	57.3	219.9	247.6
Impairment of goodwill and other long-lived assets	—	41.8	389.3	41.8
Total operating expenses	588.1	762.1	2,942.7	2,901.5
Income (loss) from operations	23.1	23.5	(94.1)	287.0
Non-operating income (expense), net	(0.3)	6.9	(1.3)	24.2
Interest expense, net	(33.4)	(39.5)	(145.8)	(170.6)
Earnings (loss) from continuing operations before income taxes	(10.6)	(9.1)	(241.2)	140.6
Income tax benefit (expense)	16.8	5.5	32.2	(11.5)
Earnings (loss) from continuing operations	6.2	(3.6)	(209.0)	129.1
Loss from discontinued operations, net of income taxes	—	(9.4)	(25.3)	(82.8)
Net earnings (loss)	$6.2	$(13.0)	$(234.3)	$46.3

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$(3.84)	$(0.51)	$(9.85)	$1.12
Discontinued operations	—	(0.21)	(0.56)	(1.83)
Basic loss per common share	$(3.84)	$(0.72)	$(10.41)	$(0.71)
Basic average common shares outstanding	45.8	45.4	45.7	45.3

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$(3.84)	$(0.51)	$(9.85)	$1.12
Discontinued operations	—	(0.21)	(0.56)	(1.82)
Diluted loss per common share	$(3.84)	$(0.72)	$(10.41)	$(0.70)
Diluted average common shares outstanding	45.8	45.4	45.7	45.5

Dividends paid per common share	$—	$0.575	$1.745	$2.240

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2020	2019	2020	2019
(In millions)
Revenues
Advertising related
National media	$187.6	$289.4	$993.4	$1,150.3
Local media	73.1	111.9	407.9	538.2
Total advertising related	260.7	401.3	1,401.3	1,688.5
Consumer related
National media	240.1	271.5	1,000.8	1,100.3
Local media	91.0	84.4	347.9	316.5
Total consumer related	331.1	355.9	1,348.7	1,416.8
Other
National media	16.9	26.6	87.4	76.0
Local media	3.2	2.3	13.5	9.1
Total other	20.1	28.9	100.9	85.1
Intersegment revenue elimination	(0.7)	(0.5)	(2.3)	(1.9)
Total revenues	$611.2	$785.6	$2,848.6	$3,188.5

Operating profit (loss)
National media	$6.8	$6.4	$(167.7)	$126.0
Local media	28.4	62.6	146.0	278.3
Unallocated corporate	(12.1)	(45.5)	(72.4)	(117.3)
Income (loss) from operations	$23.1	$23.5	$(94.1)	$287.0

Impairment of goodwill and other long-lived assets
National media	$—	$41.8	$367.0	$41.8
Local media	—	—	22.3	—
Total impairment of goodwill and other long-lived assets	$—	$41.8	$389.3	$41.8

Depreciation and amortization
National media	$39.1	$47.8	$176.5	$206.5
Local media	9.6	8.9	38.9	36.6
Unallocated corporate	0.6	0.6	4.5	4.5
Total depreciation and amortization	$49.3	$57.3	$219.9	$247.6

Adjusted EBITDA [1]
National media	$47.8	$114.8	$382.6	$456.0
Local media	38.1	72.4	210.5	318.2
Unallocated corporate	(5.9)	(17.9)	(44.9)	(68.6)
Total adjusted EBITDA	$80.0	$169.3	$548.2	$705.6
1  Adjusted EBITDA is earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Continued

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Years ended June 30,	2020	2019	2020	2019
(In millions)
Revenues
National media
Print	$107.4	$171.4	$553.5	$690.1
Digital	68.4	99.3	376.8	394.9
Third party sales	11.8	18.7	63.1	65.3
Total advertising related	187.6	289.4	993.4	1,150.3
Subscription	150.8	178.7	611.8	716.1
Newsstand	25.1	39.6	150.8	165.5
Affinity marketing	17.2	9.5	67.4	66.7
Licensing	28.3	26.6	98.0	95.2
Digital and other consumer driven	18.7	17.1	72.8	56.8
Total consumer related	240.1	271.5	1,000.8	1,100.3
Project based	11.8	17.0	56.7	50.5
Other	5.1	9.6	30.7	25.5
Total other	16.9	26.6	87.4	76.0
Total national media	444.6	587.5	2,081.6	2,326.6
Local media
Non-political spot	48.5	80.9	285.6	323.3
Political spot	6.4	0.3	23.9	102.9
Digital	4.2	4.2	17.7	15.8
Third party sales	14.0	26.5	80.7	96.2
Total advertising related	73.1	111.9	407.9	538.2
Consumer related	91.0	84.4	347.9	316.5
Other	3.2	2.3	13.5	9.1
Total local media	167.3	198.6	769.3	863.8
Intersegment revenue elimination	(0.7)	(0.5)	(2.3)	(1.9)
Total revenues	$611.2	$785.6	$2,848.6	$3,188.5

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2020	June 30, 2019
(In millions)
Current assets
Cash and cash equivalents	$132.4	$45.0
Accounts receivable, net	461.9	609.1
Inventories	34.2	62.7
Current portion of subscription acquisition costs	213.2	242.0
Assets held-for-sale	—	321.0
Other current assets	43.1	70.3
Total current assets	884.8	1,350.1
Property, plant, and equipment, net	399.9	450.3
Operating lease assets	404.6	—
Subscription acquisition costs	221.6	273.9
Other assets	232.4	269.6
Intangible assets, net	1,647.5	1,813.6
Goodwill	1,719.3	1,979.4
Total assets	$5,510.1	$6,136.9

Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$4.1	$—
Current portion of operating lease liabilities	35.2	—
Accounts payable	121.1	242.6
Accrued expenses and other liabilities	168.1	307.2
Current portion of unearned revenues	403.2	458.9
Liabilities associated with assets held-for-sale	—	252.1
Total current liabilities	731.7	1,260.8
Long-term debt	2,981.8	2,333.3
Operating lease liabilities	466.7	—
Unearned revenues	267.5	318.6
Deferred income taxes	463.8	506.2
Other noncurrent liabilities	210.4	203.2
Total liabilities	5,121.9	4,622.1

Redeemable convertible Series A preferred stock	—	540.2

Shareholders’ equity
Common stock	40.3	40.1
Class B stock	5.1	5.1
Additional paid-in capital	227.6	216.7
Retained earnings	197.6	759.0
Accumulated other comprehensive loss	(82.4)	(46.3)
Total shareholders’ equity	388.2	974.6
Total liabilities, redeemable convertible preferred stock, and shareholders' equity	$5,510.1	$6,136.9

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Twelve months ended June 30,	2020	2019
(In millions)
Net cash provided by operating activities	$306.6	$245.3

Cash flows from investing activities
Acquisitions of and investments in businesses and assets, net of cash acquired	(23.1)	(18.4)
Net proceeds from disposition of assets, net of cash sold	78.3	349.1
Proceeds received in advance of sale of business	—	90.0
Additions to property, plant, and equipment	(55.4)	(46.4)
Other	3.3	—
Net cash provided by investing activities	3.1	374.3

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,085.0	210.0
Repayments of long-term debt	(410.0)	(1,037.0)
Redemption of preferred stock	(722.0)	—
Dividends paid	(139.5)	(161.9)
Debt issuance costs paid	(26.6)	—
Purchases of Company stock	(4.7)	(10.0)
Proceeds from common stock issued	1.9	4.6
Payment of acquisition related contingent consideration	—	(19.3)
Financing lease payments	(0.8)	—
Net cash used in financing activities	(216.7)	(1,013.6)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(1.4)
Change in cash held-for-sale	(5.1)	2.8
Net increase (decrease) in cash and cash equivalents	87.4	(392.6)
Cash and cash equivalents at beginning of period	45.0	437.6
Cash and cash equivalents at end of period	$132.4	$45.0

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show earnings (loss) from continuing operations as reported under accounting principles generally accepted in the United States of America (GAAP) and excluding the special items. Earnings (loss) from continuing operations before the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Twelve Months
Periods ended June 30,	2020	2019	2020	2019
(In millions except per share data)
Earnings (loss) from continuing operations	$6.2	$(3.6)	$(209.0)	$129.1
Special items
Write-down of impaired assets	—	41.8	389.3	41.8
Severance and related benefit costs	2.1	13.9	14.1	51.5
Integration and restructuring costs	6.8	30.2	23.6	64.6
Gain on sale of businesses and assets	—	(4.7)	(8.7)	(15.1)
Extinguishment loss	—	1.1	—	10.9
Pension settlements	1.1	(2.8)	14.0	(2.8)
Release of lease guarantee	—	—	(8.0)	—
Loss on investment	—	—	1.1	—
Other	(2.1)	3.2	(1.7)	6.8
Special items subtotal	7.9	82.7	423.7	157.7
Tax benefit on special items	(2.0)	(21.0)	(66.2)	(40.2)
Tax special items	—	—	—	(23.4)
Net special items	5.9	61.7	357.5	94.1
Earnings from continuing operations before special items (non-GAAP)	$12.1	$58.1	$148.5	$223.2

Diluted earnings (loss) per share attributable to common shareholders before special items (non-GAAP)
Continuing operations	$(3.84)	$(0.51)	$(9.85)	$1.12
Per share impact of net special items	3.70	1.36	11.39	2.07
Earnings (loss) per share from continuing operations before special items (non-GAAP)	$(0.14)	$0.85	$1.54	$3.19

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$444.6	$167.3

Net earnings				$6.2
Income tax benefit				(16.8)
Interest expense, net				33.4
Non-operating expense, net				0.3
Operating profit	$6.8	$28.4	$(12.1)	23.1
Special items included in operating profit
Severance and related benefit costs	1.9	—	0.2	2.1
Integration and restructuring costs	1.8	—	5.0	6.8
Other	(2.1)	—	—	(2.1)
Total special items included in operating profit	1.6	—	5.2	6.8
Operating profit before special items (non-GAAP)	8.4	28.4	(6.9)	29.9
Non-operating income (expense), net	0.3	0.1	(0.7)	(0.3)
Special item included in non-operating income (expense), net – pension settlement	—	—	1.1	1.1
Depreciation and amortization	39.1	9.6	0.6	49.3
Adjusted EBITDA (non-GAAP)	$47.8	$38.1	$(5.9)	$80.0

Segment operating margin	1.5%	17.0%
Segment adjusted EBITDA margin	10.8%	22.8%

Table 2 Continued

Three months ended June 30, 2019	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$587.5	$198.6

Net loss				$(13.0)
Loss from discontinued operations, net of income taxes				9.4
Loss from continuing operations				(3.6)
Income tax benefit				(5.5)
Interest expense, net				39.5
Non-operating income, net				(6.9)
Operating profit	$6.4	$62.6	$(45.5)	23.5
Special items included in operating profit
Write-down of impaired assets	41.8	—	—	41.8
Severance and related benefit costs	13.6	0.3	—	13.9
Integration and restructuring costs	2.2	—	28.0	30.2
Gain on sale of businesses and assets	(4.7)	—	—	(4.7)
Other	3.2	—	—	3.2
Total special items included in operating profit	56.1	0.3	28.0	84.4
Operating profit before special items (non-GAAP)	62.5	62.9	(17.5)	107.9
Non-operating income (expense), net	7.3	0.6	(1.0)	6.9
Special item included in non-operating income (expense), net - pension settlement	(2.8)	—	—	(2.8)
Depreciation and amortization	47.8	8.9	0.6	57.3
Adjusted EBITDA (non-GAAP)	$114.8	$72.4	$(17.9)	$169.3

Segment operating margin	1.1%	31.5%
Segment adjusted EBITDA margin	19.5%	36.5%

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Twelve months ended June 30, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$2,081.6	$769.3

Net loss				$(234.3)
Loss from discontinued operations, net of income taxes				25.3
Loss from continuing operations				(209.0)
Income tax benefit				(32.2)
Interest expense, net				145.8
Non-operating expense, net				1.3
Operating profit (loss)	$(167.7)	$146.0	$(72.4)	(94.1)
Special items included in operating profit (loss)
Write-down of impaired assets	367.0	22.3	—	389.3
Severance and related benefit costs	8.1	2.3	3.7	14.1
Integration and restructuring costs	5.1	—	18.5	23.6
Gain on sale of businesses and assets	(8.7)	—	—	(8.7)
Other	(2.1)	—	0.4	(1.7)
Total special items included in operating profit (loss)	369.4	24.6	22.6	416.6
Operating profit before special items (non-GAAP)	201.7	170.6	(49.8)	322.5
Non-operating income (expense), net	11.3	1.0	(13.6)	(1.3)
Special items included in non-operating income (expense), net
Pension settlement	—	—	14.0	14.0
Release of lease guarantee	(8.0)	—	—	(8.0)
Loss on investment	1.1	—	—	1.1
Total special items included in non-operating income (expense), net	(6.9)	—	14.0	7.1
Depreciation and amortization	176.5	38.9	4.5	219.9
Adjusted EBITDA (non-GAAP)	$382.6	$210.5	$(44.9)	$548.2

Segment operating margin	(8.1)%	19.0%
Segment adjusted EBITDA margin	18.4%	27.4%

Table 3 Continued

Twelve months ended June 30, 2019	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$2,326.6	$863.8

Net earnings				$46.3
Loss from discontinued operations, net of income taxes				82.8
Earnings from continuing operations				129.1
Income tax expense				11.5
Interest expense, net				170.6
Non-operating income, net				(24.2)
Operating profit	$126.0	$278.3	$(117.3)	287.0
Special items included in operating profit
Write-down of impaired assets	41.8	—	—	41.8
Severance and related benefit costs	44.9	2.0	4.6	51.5
Integration and restructuring costs	23.4	—	41.2	64.6
Gain on sale of businesses and assets	(11.1)	—	—	(11.1)
Other	5.4	(0.9)	2.3	6.8
Total special items included in operating profit	104.4	1.1	48.1	153.6
Operating profit before special items (non-GAAP)	230.4	279.4	(69.2)	440.6
Non-operating income (expense), net	25.9	2.2	(3.9)	24.2
Special items included in non-operating income (expense), net
Gain on sale of business	(4.0)	—	—	(4.0)
Pension settlement	(2.8)	—	—	(2.8)
Total special items included in non-operating income (expense), net	(6.8)	—	—	(6.8)
Depreciation and amortization	206.5	36.6	4.5	247.6
Adjusted EBITDA (non-GAAP)	$456.0	$318.2	$(68.6)	$705.6

Segment operating margin	5.4%	32.2%
Segment adjusted EBITDA margin	19.6%	36.8%

Table 4

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free cash flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Twelve Months
Periods ended June 30,	2020	2019	2020	2019
(In millions)
Net cash provided by operating activities	$123.6	$92.8	306.6	245.3
Less: additions to property, plant, and equipment	(9.8)	(17.8)	(55.4)	(46.4)
Free cash flow	$113.8	$75.0	$251.2	$198.9